Exhibit 32.1

CERTIFICATION UNDER

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies, to the best of his knowledge, that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operation of ACT Teleconferencing, Inc. for the quarter ended March 31, 2005.

Date: May 16, 2005

/s/ Gene Warren
Gene Warren
Chief Executive Officer